Exhibit 99.1

Envirokare Tech, Inc. Chairman's Letter to the Shareholders

New York, New York - January 18, 2007 - ENVIROKARE TECH, INC. (OTCBB: ENVK)

Dear Shareholders and Friends of Envirokare Tech, Inc.,

On behalf of Envirokare Tech, Inc. and its board of directors, we are pleased to  update you on the progress made by its composites industry segment, LRM Industries, LLC ("LRM").  Envirokare, through LRM, its joint venture with Nova Chemicals, is developing state-of-the-art TPF ThermoPlastic Flowforming™ technology, to manufacture and market large molded products from reinforced and non-reinforced thermoplastic polymers.

LRM has moved forward on the following fronts:

  Completion of installation of a fully automated state-of-the-art production facility
  Facilities upgrades to its Rockledge, Florida plant
  Market development
  Improvements in TPF ThermoPlastic Flowforming™ processing technology
  Protection of Intellectual Property associated with our processing technology
  Safety and the development of operational and administrative business systems

Capacity Expansion

            LRM has completed the installation and start up of a fully automated, state-of-the-art production line to complement the original development line which was substantially refurbished and reconditioned during 2006.  The new production line will be capable of producing over 10 million pounds per year of large molded plastic components  (up to 100 sq. ft. in size and weighing up to 200 lbs.) in a totally automated environment, in which feedstocks are provided to the system and no human touches the product until it is ready for inspection and shipping.  This production line features an extrusion delivery system capable of processing up to several thousand pounds per hour of molten plastic or composite material feeding a semi-continuous, automated, compression molding operation.  An in-line color measurement system scans parts for color uniformity.  Parts are removed from the system by a state-of-the-art 6-axis robot which transfers the part for trimming, final inspection and shipping.  All trim is captured, granulated and reprocessed, providing an environmentally sound and efficient use ofall materials.  Staffing the new production line will create more than 20 new jobs.

Rockledge Facilities Upgrades:

            As a part of the installation of the new production line, facilities upgrades including the following werealso completed: installation of a new 5,000 sq. ft. secure outside storage facility for finished goods inventory; resurfacing the entire factory floor to ensure safe and environmentally sound operations; installation of a fully equipped machine shop to support production operations; building and equipping a Quality Control Laboratory to monitor raw material and product quality, and; installation of a 3,000 amp electrical service to support production activities.

Market Development:

             Based on current projections, the new production facility should be running at capacity by mid-2008, requiring the installation of a second production line at that time. The Rockledge facility will then reach over 20 million pounds of polymer processing capacity.  Initial sales for the current line are projected to include components for temporary shelters, including portable toilets and showers, molded parts used in refrigeration applications and materials handling products.  The majority of these products are conversions from conventional thermoforming processes to the TPF ThermoPlastic Flowforming™ process, driven by LRM's cost advantage and enhanced product features inherent in the TPF ThermoPlastic Flowforming™ process.

            In addition to these short term opportunities, LRM continues to pursue development programs for advanced long-fiber reinforced thermoplastic (LFRT) parts.  Current product development programs are proceeding with a number of major industrial customers for application in several markets, including: building and construction, marine and materials handling.  Potential end-use applications include, decking products, window frames, marine struts and beams and portable containers.

            The commissioning of our first full-scale production line provides us with the opportunity to demonstrate the economic value in-use to customers and potential licensing partners for our TPF ThermoPlastic Flowforming™ technology.  As a result we have begun the implementation of an aggressive program to develop licensing partners around the world.

            Finally, our efforts in procuring government product development contracts continue, with the submission of new SBIR (Small Business Innovative Research) proposals during 2007 to government agencies, and we are optimistic that LRM will receive new government contract awards during early 2007.

Process Technology Improvements:

In addition to the improved facilitiesalready installed, we have completed the addition of a new 600 ton press to the product development line, improving its flexibility and utility.  Additionally, we installed several other technical upgrades to the new full-scale production line, including; higher speed and tonnage presses; a melt-accumulator, to permit faster and more flexible manufacturing cycles; a mold-heat management system; high throughput extruders and robotic systems for part removal and trimming. The new advancements will contribute improved cost, quality and capacity to analready competitive production facility.

Intellectual Property Protection:

            During 2006, the company filed four new patent applications in the US related to both process improvements and product designs.  Some of the process improvements have been incorporated into the new production line as previously detailed.  LRM hasalso undertaken the international filing of two issued US patents covering its process technology.  We anticipate a 2007 patent issuance that will cover the basic process technology and the products that can be made using the process.  Also during 2006, we began the development of a second generation process that has the potential to lower overall conversion and investment costs and further expand the company's addressable markets.

 Development of Business Systems and Safety:

            We are very pleased to report that LRM completed the relocation to the Rockledge facility without a single lost time or OSHA recordable accident, and now have completed over 650 accident free days.  We are extremely proud of this accomplishment.  The LRM management team is committed to the principles of Responsible Care and establishing a culture within the LRM organization that values those attributes that are so crucial to creating a successful company with strong competitive capability and staying power.  These attributes include a dedication to safety and quality inall operations, and a determination to protect our employees, contractors, customers and the community through an effective responsible care program.

We thank you for your continued support and interest in both Envirokare and LRM Industries.

Sincerely,

Louis F. Savelli                                                                                     George E. Kazantzis
Chairman/CEO                                                                                     President/COO/Director
Envirokare Tech, Inc.                                                                           Envirokare Tech, Inc.

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LRM Industries, LLC was formed to commercialize TPF ThermoPlastic Flowforming™ technology through development, manufacturing and licensing.  LRM is a joint venture of NOVA Chemicals Inc. and Envirokare Composite Corporation (a unit of Envirokare Tech, Inc.).

TPF ThermoPlastic Flowforming™ is an emerging process technology for the low pressure, fully automated molding of long-fiber-reinforced ("LFRT") and nonreinforced thermoplastic large structural parts providing enhanced mechanical properties through, with respect to LFRT parts, the randomization and preservation of fiber length in molded parts.  LFRT and nonreinforced molded products represent two of the fastest growing segments of the worldwide molded plastics market with applications replacing conventional materials such as steel,aluminum, wood, fiberglass and cement, in nearlyall major industrial market segments.  The worldwide market for LFRT and nonreinforced products is estimated to be a multi-billion pound opportunity with double-digit growth rates currently and into the future.  The enhanced mechanical properties of TPF ThermoPlastic Flowforming™  molded products, coupled with low material costs (including the use of recycled polymers) and low conversion costs, make TPF ThermoPlastic Flowforming™  patented technology a strong contender for this multi-billion pound opportunity.

Envirokare welcomes inquiries regarding their products and programs.  Interested parties arealso directed to the SEC's EDGAR informational system to obtain currently filed Envirokare corporate information.

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This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  In particular, when used in the preceding discussion, the words "plan," "confident that," "anticipate," "believe," "expect," "intend to," and similar conditional expressions are intended to indemnify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act.  Such statements are subject to certain risks and uncertainties, and actual results could differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, market conditions, competitive factors, the ability to successfully complete additional financings, and other risks.